                                   EXHIBIT 1
                                   ---------

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                 DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                               Earnings Per Share
                                  June 30, 1997
                                   (Unaudited)


                                                        Total IssueD  Primary                      Fully Diluted
                                                 Date    # Shares     Wtd. Avg.                     Wtd. Avg.
                                                --------------------------------------------------------------

Shares issued January 1, 1997                    1/1/97  8,400,762  8,400,762
Treasury Shares                                  1/1/97   (233,259)  (233,259)
UDS Acquisition                                  1/1/97     86,520     86,520
Warrants Exercised (2/3/97 - 3/31/97)                    1,393,032    924,723
Warrants (Post-MDI) Exercised                    6/26/97     4,000         88

------------------------------------------------------------------------------------------------------------
Shares Outstanding                               6/30/97 9,651,055  9,178,834                     9,178,834
Common Stock Equivalents (See Schedule)                             1,157,262                     1,238,984
                                                                   -----------                   -----------
Primary weighted average shares                                    10,336,096                    10,417,818
                                                                   ===========

Fully diluted:
Cardio/HDI contingent                            22,222
Reliascan contingent ($1.9375/share)             12,903
Medmark contingent ($1.75/share)                 23,810
Convertible Preferred - original issuance       642,857
Convertible Preferred - 12/31/96 dividend         6,129
                                                --------
                                                707,921                                             707,921
                                                --------                                         -----------
Fully diluted weighted average shares                                                            11,125,739
                                                                                                 ===========

June 30, 1997 Net Income                                           $2,383,031                    $2,383,031
                                                                   ===========                   ===========
Earnings Per Share                                                      $0.23                         $0.21
                                                                   ===========                   ===========





                      Schedule of Common Stock Equivalents
                      ------------------------------------

    Closing price at end of period     9.1250                                             Primary   Fully D.
  Average share price during period    8.5559                       Primary    Fully D.     Net       Net
                                                Exercise Assumed   Treas. Shs Treas. Shs.  Add'l     Add'l
      Stock options & warrants:        Number    Price   Proceeds   Acquired   Acquired   Shares    Shares
------------------------------------------------------------------------------------------------------------

Shares included in Underwriter's
 Warrants                               158,075   5.4800   866,251    101,246   94,932    56,829     63,143
Warrants included in Underwriter's
 Warrants                               158,075   7.5000 1,185,563    138,567  129,925    19,508     28,150
Private Option (Grossman)                49,693   2.2100   109,822     12,836   12,035    36,857     37,658
ISO's Round #1                           71,150   2.2100   157,242     18,378   17,232    52,772     53,918
Non-Qual. Round #1                      304,935   2.2100   673,906     78,765   73,853   226,170    231,082
Kirker Non-Qual. #1                       3,000   2.6250     7,875        920      863     2,080      2,137
Pena Non-Qual. #2                         2,000   2.6250     5,250        614      575     1,386      1,425
Nosnik #1 Non-Qual.                       8,000   1.8400    14,720      1,720    1,613     6,280      6,387
ISO's Round #2                           31,500   0.9375    29,531      3,452    3,236    28,048     28,264
Non-Qual. Round #2                      173,000   0.9375   162,188     18,956   17,774   154,044    155,226
Warrants (MDI Purchase)                  63,229   3.0000   189,687     22,170   20,788    41,059     42,441
Warrants (Post-MDI)                      18,000   3.0000    54,000      6,311    5,918    11,689     12,082
Non-Qual. Round #3                      200,000   1.6875   337,500     39,447   36,986   160,553    163,014
ISO's Round #3                           60,000   1.9375   116,250     13,587   12,740    46,413     47,260
Non-Qual. Round #4                      133,000   1.9375   257,688     30,118   28,240   102,882    104,760
Non-Qual Round #5                        28,875   4.2500   122,719     14,343   13,449    14,532     15,426
Non-Qual Round #6                       130,000   4.2500   552,500     64,576   60,548    65,424     69,452
Nosnik #2 Non-Qual.                      24,000   5.2500   126,000     14,727   13,808     9,273     10,192
Non-Qual Round #7                         7,000   5.3750    37,625      4,398    4,123     2,602      2,877
Non-Qual Round #8                        48,000   6.2500   300,000     35,064   32,877    12,936     15,123
Bridge Warrants/Bank Warrants            60,000   6.2500   375,000     43,830   41,096    16,170     18,904
ISO's Round #4                           61,750   6.2500   385,938     45,108   42,295    16,642     19,455
Non-Qual Round #9                        47,750   6.2500   298,438     34,881   32,705    12,869     15,045
Bondurant & Dennis ISOs                   5,000   7.5000    37,500      4,383    4,110       617        890
Non-Qual Round #10                      345,000   7.4375 2,565,938    299,904  281,199    45,096     63,801
Coito & Olson ISOs                        3,000   8.6250         0          0        0         0          0
Prudential Warrants                      60,000  12.2500         0          0        0         0          0
ISO's Round #5                           79,550   8.0000   636,400     74,382   69,742     5,168      9,808
Non-Qual Round #11                       36,950   8.0000   295,600     34,549   32,395     2,401      4,555
Foley Non-Qual                           10,000   8.1250    81,250      9,496    8,904       504      1,096
Turner Non-Qual                         150,000   8.1875 1,228,125    143,542  134,589     6,458     15,411
============================================================================================================
Total Common Stock Equivalents        2,530,532                                        1,157,262  1,238,984
============================================================================================================
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